SCHEDULE 14C INFORMATION

               Information Statement Pursuant to Section 14(c) of
                       the Securities Exchange Act of 1934

Check the appropriate box:

    /X/   Preliminary Information Statement

    /_/ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

    /_/   Definitive Information Statement


                                  SOLAR3D, INC.
          -------------------------------------------------------------
                (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

    /X/   No fee required

    /_/   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11


          (1)  Title of each class of securities to which transaction applies:


          (2)  Aggregate number of securities to which transaction applies:


          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


          (4)  Proposed maximum aggregate value of transaction:


          (5)  Total fee paid:


    /_/   Fee paid previously with preliminary materials.

    /_/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1)  Amount Previously Paid:


          (2)  Form, Schedule or Registration Statement No.:


          (3)  Filing Party:


          (4)  Date Filed:

                                  SOLAR3D, INC.
                        6500 HOLLISTER AVENUE, SUITE 130
                            GOLETA, CALIFORNIA 93117

                         NOTICE OF ACTION TO BE TAKEN BY
                                THE SHAREHOLDERS

                                 APRIL 12, 2013


To The Shareholders of Solar3D, Inc.

         Roland F. Bryan, Mark J. Richardson, Pearl Innovations, LLC, Bountiful Capital, LLC and Cumorah Capital, Inc. (collectively, the "Majority
Shareholders") are entitled to vote of a total of 74,555,032 shares or approximately 52% of the total issued and outstanding stock of Solar3D, Inc., a Delaware corporation (the "Company" or "S3D"). The Majority Shareholders have adopted the following resolutions by written consent in lieu of a meeting pursuant to the General Corporation Law of the State of Delaware.

         1. Authorize the officers and directors of the Company to cause the Company to amend its Certificate of Incorporation in order to increase the number of authorized shares of common stock from 500,000,000, par value $0.001 per share, to 1,000,000,000, par value $0.001 per share.

         2. Authorize the officers and directors of the Company to cause the Company to amend its Certificate of Incorporation in order to authorize 5,000,000 shares of preferred stock, par value $0.001 per share.




             James B. Nelson, Chief Executive Officer and President

                                   -----------

             WE ARE NOT ASKING YOU FOR A CONSENT OR A PROXY AND YOU
                      ARE REQUESTED NOT TO SEND US A PROXY.

                                   -----------

                                  SOLAR3D, INC.
                         6500 HOLLISTER AVENUE, SUITE130
                            GOLETA, CALIFORNIA 93117


                                 APRIL 12, 2013

                               SHAREHOLDERS ACTION

         The Majority Shareholders submitted their consents to the shareholder resolutions described in this Information Statement on or about March 29, 2013 to be effective upon satisfaction by the Company of all applicable filing and notification requirements of the Securities and Exchange Commission. As of March 29, 2013, the Majority Shareholders were entitled to vote of record 74,555,032 shares of the Company's common stock, par value $0.001 per share, or approximately 52% of the total issued and outstanding common stock of the
Company. The remaining outstanding shares of common stock are held by approximately 785 other shareholders.

         The Majority Shareholders consist of Roland F. Bryan, the former Chairman, Chief Executive Officer, President, and Chief Financial Officer of the Company, Mark J. Richardson, a director of the Company, Pearl Innovations, LLC, Bountiful Capital, LLC, and Cumorah Capital, Inc.

         Holders of the common stock of record as of March 29, 2013 are entitled to submit their consents to the shareholder resolutions described in this Information Statement, although no shareholder consents other than that of the Majority Shareholders are required to be submitted in order for the resolution to be adopted. The Company is not soliciting consents or proxies and shareholders have no obligation to submit either of them. Whether or not shareholders submit consents should not affect their rights as shareholders or the prospects of the proposed shareholder resolutions being adopted. The Majority Shareholders have consented to all of the shareholder resolutions described in this Information Statement. Other shareholders who desire to submit their consents must do so by May 31, 2013 and once submitted will not be revocable. The affirmative vote of the holders of a majority of the outstanding common stock of the Company is required to adopt the resolutions described in this Information Statement. Delaware law does not require that the proposed transactions be approved by a majority of the disinterested shareholders. A total of 142,580,412 shares of common stock will be entitled to vote on the Company's proposed transactions described in this Information Statement.


                        THE COMPANY AND THE TRANSACTIONS

PROPOSED SHAREHOLDER ACTION

         The Company has its executive offices at 6500 Hollister Avenue, Suite130, Goleta, California 93117, and its telephone number is (805) 690-9000. As described in the accompanying NOTICE OF ACTION TO BE TAKEN BY THE SHAREHOLDERS, the Company proposes to amend its Certificate of Incorporation (the "Certificate Amendment") in order to (i) increase the number of authorized shares of the Company's common stock from 500,000,000, par value $0.001 per share, to 1,000,000,000, par value $0.001 per share, and (ii) authorize 5,000,000 shares of preferred stock, par value $0.001 per share.

         The Board of Directors of the Company voted unanimously to implement the Certificate Amendment because the Board of Directors believes that believes that an increase to the number of authorized shares of the Company's common stock and authorizing shares of preferred stock will allow the Company to raise the capital necessary for the Company to grow its business in the future.

         The Company is not expected to experience a material tax consequence as a result of the Certificate Amendment. Increasing the number of authorized shares of the Company's common stock and authorizing shares of preferred stock may, however, subject the Company's existing shareholders to future dilution and subordination of their ownership and voting power in the Company.

POTENTIAL ANTI-TAKEOVER EFFECT

         The additional shares of common stock and shares of preferred stock that will become available for issuance upon the adoption of the resolutions could also be used by the Company to oppose a hostile takeover attempt or delay or prevent changes in control or management of the Company. For example, without further stockholder approval, the Board could strategically sell shares of common stock or preferred stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although this proposal to increase the authorized common stock and to authorize preferred stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at the Company), nevertheless, stockholders should be aware that approval of the Certificate Amendment could facilitate future efforts by the Company to deter or prevent changes in control of the Company, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

ADDITIONAL INFORMATION

         Additional information regarding the Company, its business, its capital stock, and its financial condition are included in the Company's Form 10-K annual report and its Form 10-Q quarterly reports. Copies of the Company's Form 10-K for its fiscal year ending December 31, 2012, as well as the Company's Form 10-Q for the quarters ending March 31, 2012, June 30, 2012 and September 30, 2012, are available upon request to: James B. Nelson, Chief Executive Officer and President, Solar 3D, Inc., 6500 Hollister Avenue, Suite130, Goleta, California 93117. These reports are also available under the Company's name on the Securities and Exchange Commission's website at www.sec.gov.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth the names of the Company's executive officers and directors and all persons known by the Company to beneficially own 5% or more of the issued and outstanding common stock of S3D at March 29, 2013. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or become exercisable within 60 days of March 29, 2013 are deemed outstanding even if they have not actually been exercised. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. The percentage ownership of each beneficial owner is based on 142,580,412 outstanding shares of common stock. Except as otherwise listed below, the address of each person is c/o Solar3D, Inc., 6500 Hollister Avenue, Suite130, Goleta, California 93117. Except as indicated, each person listed below has sole voting and investment power with respect to the shares set forth opposite such person's name.


            NAME AND ADDRESS
             OF STOCKHOLDER                  NUMBER OF SHARES OWNED(1)     PERCENTAGE OF OWNERSHIP
------------------------------------------------------------------------------------------------------
JAMES B. NELSON,  Chief Executive                  14,861,111(2)                    10.4%
Officer, President, interim Chief
Financial Officer, and Director

MARK J. RICHARDSON, Director                        2,304,000(4)                     1.6%
1453 Third Street Promenade, Suite 315
Santa Monica, California 90401

All Current Executive Officers as a                14,861,111(2)                    10.4%
   Group (One Person)

All Current Directors who are not                   2,304,000                        1.6%
   Executive Officers as a Group

ROLAND F. BRYAN, Former President and              15,722,495(3)                    11.0%
Chief Financial Officer

CUMORAH CAPITAL, INC.                              26,695,950                       18.7%

PEARL INNOVATIONS, LLC                             23,565,950                       16.5%
-----------------------------------------

(1) Except as pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned. The total number of issued and outstanding shares and the total number of shares owned by each person does not include unexercised warrants and stock options, and is calculated as of March 29, 2013.

(2) Mr. Nelson has been granted 20,000,000 stock options of which 14,861,111 are vested. The vested stock options include 1,944,445 that have an exercise price of $0.01 per share, exercisable at any time until November 1, 2019. The other 12,916,666 stock options have an exercise price of $0.05 per share and are exercisable at any time until July 22, 2017.

(3) Includes 940,000 shares owned by the Bryan Family Trust. Mr. Bryan holds an option to purchase 216,000 shares from two existing shareholders at $2.50 per share, after accounting for reverse stock splits. Mr. Bryan retired from the Company in August 2012.

(4)      Mark J. Richardson is a director of the Company.


                                  OTHER MATTERS

         The Board of Directors of the Company is not aware that any matter other than those described in this Information Statement is to be presented for the consent of the shareholders.

         UPON WRITTEN REQUEST BY ANY SHAREHOLDER TO JAMES B. NELSON, CHIEF EXECUTIVE OFFICER OF THE COMPANY, AT SOLAR3D, INC., 6500 HOLLISTER AVENUE, SUITE 130, GOLETA, CALIFORNIA 93117, TELEPHONE (805) 690-9000. A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K WILL BE PROVIDED WITHOUT CHARGE.

                                    EXHIBIT A
                    AMENDMENT TO CERTIFICATE OF INCORPORATION

                    AMENDMENT TO CERTIFICATE OF INCORPORATION

                                       OF

                                  SOLAR3D, INC.


IT IS HEREBY CERTIFIED THAT:

         (1) The name of this Corporation is SOLAR3D, INC.

         (2) The original Certificate of Incorporation of this corporation was filed with the Secretary of State of the State of Delaware on January 30, 2002 under the name of MACHINETALKER, INC.

         (3) The amendment to the Corporation's Certificate of Incorporation set forth below has been duly adopted by the Corporation's Board of Directors and a majority of the Corporation's stockholders in accordance with Section 242 of the Delaware General Corporation Law, with the approval of the Corporation's stockholders having been given by written consent without a meeting in accordance with Section 228 of the Delaware General Corporation Law.

                                     FOURTH:

         A. CAPITALIZATION. The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is One Billion Five Million (1,005,000,000) shares, consisting of (a) One Billion
(1,000,000,000) shares of Common Stock, par value $0.001 per share ("Common Stock"), and (b) Five Million (5,000,000) shares of Preferred Stock, par value $0.001 per share ("Preferred Stock").

         B. PREFERRED STOCK. The Board of Directors of the Corporation (the "Board of Directors") is authorized to provide, by resolution, for one or more series of Preferred Stock to be comprised of authorized but unissued shares of Preferred Stock. Except as may be required by law, the shares in any series of Preferred Stock need not be identical to any other series of Preferred Stock. Before any shares of any such series of Preferred Stock are issued, the Board of Directors shall fix, and is hereby expressly empowered to fix, by resolution, the rights, preferences and privileges of, and qualifications, restrictions and limitations applicable to, such series.

         The Board of Directors is authorized to increase the number of shares of the Preferred Stock designated for any existing series of Preferred Stock by a resolution adding to such series authorized and unissued shares of the Preferred Stock not designated for any other series of Preferred Stock. The Board of Directors is authorized to decrease the number of shares of the Preferred Stock designated for any existing series of Preferred Stock by a resolution, subtracting from such series unissued shares of the Preferred Stock designated for such series.

         C. COMMON STOCK.

         1. Except as otherwise required by law, and subject to any special voting rights which may be granted to any additional series of Preferred Stock in the Board of Directors resolutions which create such series, each holder of Common Stock shall be entitled to one vote for each share of Common Stock standing in such holder's name on the records of the Corporation on each matter submitted to a vote of the stockholders. Holders of Common Stock shall not have the right to cumulative voting in the election of directors of the Corporation.

         2. Subject to the rights of the holders of the Preferred Stock, if any, the holders of the Common Stock shall be entitled to receive such dividends and other distributions, in cash, securities or property of the Corporation, as may be declared thereon from time to time by the Board of Directors, out of the assets and funds of the Corporation legally available therefor.

         D. GENERAL.

         1. Subject to the foregoing provisions of this Certificate of Incorporation, the Corporation may issue shares of its Preferred Stock and Common Stock from time to time for such consideration (in any form, but not less in value than the par value thereof) as may be fixed by the Board of Directors, which is expressly authorized to fix such consideration in its absolute and uncontrolled discretion subject to the foregoing conditions. Shares of Preferred Stock or Common Stock so issued for which the consideration shall have been paid or delivered to the Corporation shall be deemed fully paid stock and shall not be subject to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares.

         2. The Corporation shall have authority to create and grant rights and options entitling their holders to purchase or otherwise acquire shares of any class or series of the Corporation's capital stock or other securities of the Corporation, and such rights and options shall be evidenced by instruments approved by the Board of Directors. The Board of Directors shall be empowered to set the exercise price, duration, times for exercise and other terms of such options or rights; PROVIDED, HOWEVER, that the consideration to be received (which may be in any form permitted by the Board of Directors) for any shares of capital stock subject thereto shall have a value not less than the par value thereof.

         IN WITNESS WHEREOF, said Solar3D, Inc. has caused this Certificate to be signed by duly authorized officers on this __ day of May 2013.




                            By:
                               -------------------------------------------------
                                James B. Nelson, President and Secretary


























                                      -2-